Exhibit 99.(m).3

JOHN HANCOCK INVESTMENT TRUST

CLASS A SHARES

AMENDMENT TO DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

AMENDMENT made as of the 23rd day of June, 2022, to the Distribution Plan Pursuant to Rule 12b-1 dated June 30, 2020, as amended, by and between John Hancock Investment Trust (the “Trust”) and John Hancock Investment Management Distributors LLC (“the Plan”).

1.	CHANGES TO SCHEDULE A

Schedule A of the Rule 12b-1 Plan is hereby amended and restated in its entirety to include the Rule 12b-1 fee for John Hancock Fundamental Equity Income Fund, a series of the Trust, in accordance with Paragraphs 6 and 9 of the Plan.

2.	EFFECTIVE DATE

This Amendment shall become effect as of the date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Plan.

4.	OTHER TERMS OF THE PLAN

Except as specifically amended hereby, all of the terms and conditions of the Plan shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, pursuant to Rule 12b-1, as of the day and year set forth below.

JOHN HANCOCK INVESTMENT TRUST, On behalf of John Hancock Fundamental Equity Income Fund
By:	/s/ Andrew G. Arnott
Andrew G. Arnott
President

Agreed and assented to:

JOHN HANCOCK INVESTMENT

MANAGEMENT DISTRIBUTORS LLC

By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer

DATED AS OF: June 23, 2022

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JOHN HANCOCK INVESTMENT TRUST

CLASS A SHARES

PLAN PURSUANT TO RULE 12b-1

SCHEDULE A

Class A shares of the following series of John Hancock Investment Trust are subject to this Plan Pursuant to 12b-1, at the annual fee rates specified:

Series	Fee*
John Hancock Balanced Fund	0.30%
John Hancock Disciplined Value International Fund	0.25%
John Hancock Diversified Macro Fund	0.25%
John Hancock Emerging Markets Equity Fund	0.30%
John Hancock ESG International Equity Fund	0.25%
John Hancock ESG Large Cap Core Fund	0.25%
John Hancock Fundamental Equity Income Fund	0.25%
John Hancock Global Environmental Opportunities Fund	0.25%
John Hancock Global Thematic Opportunities Fund	0.25%
John Hancock International Dynamic Growth Fund	0.25%
John Hancock Infrastructure Fund	0.30%
John Hancock Mid Cap Growth Fund	0.25%
John Hancock Seaport Long/Short Fund	0.30%
John Hancock Small Cap Core Fund	0.25%

*Expressed as a Percentage of Average Daily Net Assets of Class A shares

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